Exhibit 10.5

LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement is entered into as of May 29, 2012 by and between VARONIS SYSTEMS. INC. (the “Borrower”) and BRIDGE BANK, NATIONAL ASSOCIATION (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Borrower has entered into a Loan and Security Agreement, dated November 14, 2011 with the Bank, as may be amended from time to time (the “Loan and Security Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement. The Loan and Security Agreement and any and all other documents executed by Borrower in favor of Bank in connection with the Loan and Security Agreement shall be referred to as the “Existing Documents.”

2. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan and Security Agreement:

1. Clause (g)(ii) of the defined term “Permitted Investments” set forth in Section 1.1 is amended in its entirety to read as follows:

(ii) of Borrower in or to its Subsidiaries in an amount not to exceed $100,000 in any fiscal year; provided however that, in the first year of existence of Borrower’s French Subsidiary, Borrower’s Investments in its French Subsidiary may exceed the foregoing amounts, but shall not exceed the lesser of (A) the amounts necessary to support the French Subsidiary’s operations in its first year, or (B) $1,200,000 in the aggregate; and

2. Section 5.14 is amended in its entirety to read as follows:

5.14 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Borrower’s ownership of all of the outstanding capital stock of each of the following wholly owned Subsidiaries: Varonis France SAS, a French company, Varonis Systems Ltd., an Israeli company, Varonis (UK) Limited, a UK company, and Varonis Systems (Deutschland) GmbH, a German company.

B.	Notwithstanding the prohibition set forth in Section 7.5, Bank consents to the Borrower’s agreement with TriplePoint Capital, LLC not to grant a security interest in, or otherwise encumber, any of its property (including its intellectual property).

C.	The Schedule of Exceptions attached to the Loan and Security Agreement is replaced in its entirety with the Schedule of Exceptions attached hereto.

3. CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the Existing Documents, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Borrower represents and warrants that the representations and warranties contained in the Loan and Security Agreement are true and correct as of the date of this Loan and Security Modification Agreement, and that no Event of Default has occurred and is continuing. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the Existing Documents pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Existing Documents. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement.

5. CONDITIONS. As a condition to the effectiveness of this Loan and Security Modification Agreement, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Loan and Security Modification Agreement, duly executed by Borrower;

(b)	an intercreditor agreement with TriplePoint Capital LLC;

(c)	the Schedule of Exceptions; and

(d)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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6. COUNTERSIGNATURE. This Loan and Security Modification Agreement shall become effective only when executed by Bank, Borrower, and Guarantor.

BORROWER:		BANK:

VARONIS SYSTEMS, INC.		BRIDGE BANK, NATIONAL ASSOCIATION

By:	/s/ YAKI FAITELSON	By:	/s/ Blake Reid
Name:	YAKI FAITELSON	Name:	Blake Reid
Title:	CEO	Title:	Vice President

SCHEDULE OF EXCEPTIONS

Permitted Indebtedness (Section 1.1)

Accounts payable	$463K
Accrued expenses	$549K
Employee and Employee institution	$2,521K
Other short term liabilities	$315 K

*	Not including deferred income and holiday accrual
**	As of March 31, 2012

Indebtedness in the aggregate principal amount of $20,000,000 owing to TriplePoint Capital, LLC

Permitted Investments (Section 1.1)

Investment	$ amount
Investment in Israeli Subsidiary	(1,324K	)
Investment in German Subsidiary	(35.9K	)
Investment in UK Subsidiary	(0.2K	)
Investment in French Subsidiary	(l.0K	)

Borrower owns the outstanding capital stock of the following wholly owned Subsidiaries of Borrower:

•	Varonis Systems Ltd., an Israeli company

•	Varonis (UK) Limited, a UK company

•	Varonis Systems (Deutschland) GmbH, a German company

•	Varonis France SAS, a French company

The Borrower may enter into derivative instrument arrangements to hedge a portion of its anticipated expenses in new Israeli shekel (NIS), British Pound (GBP) and EUR, provided such arrangements that are not contrary to, and Borrower has fully complied with, Borrower’s obligations under Section 6.9 of the Agreement.

Permitted Liens (Section 1.1)

Existing Liens:

1.	Leumi Bank Israel guarantees in favor of (i) Ben-Zur and Dorianov Ltd. in connection with the office lease of the Israeli subsidiary in the amount of US$60,000, and (ii) Ramot Business Center Dorianov Ltd. in connection with the management agreement of the Israeli offices in the amount of NIS47,809, in order to secure the Israeli subsidiary’s obligations pursuant to such lease agreement.

2.	Leumi Bank Israel guarantees in favor of Sigalit Top Holdings Ltd. in connection with the office lease of the Israeli subsidiary in the amount of US$20,460, in order to secure the Israeli subsidiary’s obligations pursuant to such lease agreement.

3.	Leumi Bank Israel guarantees in favor of A.Y.A.A. Investment Ltd. in connection with the office lease of the Israeli subsidiary in the amount of NIS 137,100, in order to secure the Israeli subsidiary’s obligations pursuant to such lease agreement.

4.	The Borrower has deposited $5,650 with Equity Residential Management, LLC as a security, in order to secure the Borrower’s obligations under that certain Agreement of Lease between the Borrower and Equity Residential Management, LLC dated as of October 8, 2011.

5.	Letter of Credit issued by Bank Leumi USA on the name of JT MH 1250 Owner LP in the amount of $85,737, in order to secure the Borrower’s obligations under that certain lease agreement dated October 19, 2011 regarding the NY office.

6.	Deposit in the amount of $50,000 at Bridge Bank in order to secure the use of the Company’s credit card.

7.	Collateral of 10% of any open transaction (such amount may vary based on the actual exposure to the bank) in favor to Leumi Bank Israel with respect to hedging transactions of foreign currency. The funds under the collateral may be increased dependable on hedging losses.

8.	Liens in favor of TriplePoint Capital, LLC, which are subject to an intercreditor agreement with Bank.

Inbound Licenses (Section 5.6)

The company embeds to its software certain open-source software which are not owned by it, but are used pursuant to a valid license.

Names; Locations (Sections 5.7; Section 7.10):

•	The Borrower’s official address is 1250 Broadway, 31st Floor, New York, NY 10001.

•

The Borrower’s and its subsidiaries provide laptops and other electronic equipment such us printers, scanners and phones to their employees and therefore, such equipment may not be located at the Borrower’s offices indicated in Section 10 of the agreement. In addition, Borrower holds a server at Cogent with a value of approximately $35K.

Litigation (Section 5.8)

None

Accounts (Section 5.16)

The Borrower and its subsidiaries maintain the following bank accounts:

Bank Name/Address	Account Holder Name	Account (Type & Number)
Bank Leumi USA, Silicon Valley Branch/ 2000 University Avenue, suite 605 Palo Alto, CA, 94303	Varonis Systems, Inc.	Account #8200205301

Leumi Bank Israel/ 1 Zabutinski St., Ramat Gan, Israel	Varonis Systems Ltd.	Regular Account # 81400/91

Bank Leumi (UK) plc/ 20 Stratford Place, London W1C 1BG	Varonis (UK) Limited	GBP Account # 0066928001

Deutsche Bank Konto 628016800, BLZ 370 700 24, BIC DEUTDEDBKOE	Varonis Systems (Deutschland) GmbH	IBAN DE22 370 700 240 6280168 00

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Caisse desDepots Services Bancaires Telephone: 01 40 97 31 67 Fax: 01 40 97 30 04	Varonis France SAS	IBAN FR69 4003 1000 0100 0012 2036 X06

BNP Paribas	Varonis France SAS	BIC: BNPAFRPPPAC IBAN : FR76 3000 4008 2800 0120 1399 176

The Borrower is in the process of opening a new bank account with a commercial bank in Israel	Varonis Systems, Inc.

PayPal	Varonis Systems, Inc.	Merchant account ID E8VXDBU26C9BA

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